As filed with the Securities and Exchange Commission on August 18, 2006
Registration No. 333-129321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

Post-effective Amendment No. 1 to
Form SB-2
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

GOLD RESOURCE CORPORATION
(Name of small business issuer in its charter)
______________________________

Colorado	1041	84-1473173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

 222 Milwaukee Street, Suite 301, Denver, Colorado 80206
(303) 320-7708
(Address and telephone number of principal executive offices)

222 Milwaukee Street, Suite 301, Denver, Colorado 80206
(Address of principal place of business or intended place of business)

William W. Reid, President
Gold Resource Corporation
222 Milwaukee Street, Suite 301, Denver, Colorado 80206
(303) 320-7708
(Name, address and telephone number of agent for service)

With a copy to:
David J. Babiarz, Esq.
Dufford & Brown, P.C.
1700 Broadway, Suite 2100
Denver, Colorado 80290-2101
(303) 861-8013

Approximate date of commencement of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This post-effective Amendment to Registration Statement on Form SB-2 of Gold Resource Corporation is being filed to deregister the remaining 2,400,000 shares of the Company’s common stock, par value $.001 per share, that were originally registered on this Form SB-2 for sale by the Company but were not sold prior to the termination of the Company's offering on August 17, 2006.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 18, 2006.

GOLD RESOURCE CORPORATION
(Registrant)

/s/ William W. Reid
By: William W. Reid
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates stated.

/s/ William W. Reid
Date: August 18, 2006
William W. Reid
Title: President, Chief Executive Officer and
Chairman of the Board of Directors

/s/ David C. Reid
Date: August 18, 2006
David C. Reid
Title: Vice President and Member of the Board of Directors

/s/ Monty Jennings
Date: August 18, 2006
Monty Jennings
Title: Principal Financial and Accounting Officer